Use these links to rapidly review the document
TABLE OF CONTENTS

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12
THE TIMBERLAND COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

THE TIMBERLAND COMPANY
200 Domain Drive
Stratham, New Hampshire 03885

March 28, 2002

TO THE STOCKHOLDERS:

        The Board of Directors and Officers of The Timberland Company invite you to attend the 2002 Annual Meeting of Stockholders to be held on Thursday, May 16, 2002, at 9:30 a.m., at the Company's headquarters located at 200 Domain Drive, Stratham, New Hampshire.

        A copy of the Proxy Statement and the proxy are enclosed.

        If you cannot be present at the meeting, please mark, date and sign the enclosed proxy and return it as soon as possible in the enclosed envelope.

Cordially,

SIDNEY W. SWARTZ Chairman

THE TIMBERLAND COMPANY
200 Domain Drive
Stratham, New Hampshire 03885

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, May 16, 2002
Time:	9:30 a.m.
Location:	The Timberland Company World Headquarters 200 Domain Drive Stratham, New Hampshire

Purposes for Meeting:

  1.
  To fix the number of directors at ten for the coming year, subject to further action by the Board of Directors as provided in the Company's By-Laws, and to elect ten directors to hold office until their successors are duly elected and qualified;

  2.
  To approve the material terms of the performance goals for the Company's 1997 Incentive Plan, as amended; and

  3.
  To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

        Holders of Class A Common Stock will vote separately as a class to elect three directors. Holders of Class A Common Stock and holders of Class B Common Stock will vote together as a single class to elect the remaining seven directors.

        You will receive notice of and may vote and act at the Annual Meeting only if you are a stockholder of record at the close of business on Wednesday, March 20, 2002.

By Order of the Board of Directors

DANETTE WINEBERG Secretary

March 28, 2002

THE TIMBERLAND COMPANY
200 Domain Drive
Stratham, New Hampshire 03885
(603) 772-9500

PROXY STATEMENT
March 28, 2002

TABLE OF CONTENTS

INFORMATION CONCERNING SOLICITATION AND VOTING
General
Voting Rights and Outstanding Shares
Quorum
Required Votes and Method of Tabulation
Independent Accountants
ITEM 1. ELECTION OF DIRECTORS
Information with Respect to Nominees
Committees of the Board of Directors
The Audit Committee Report
Directors' Compensation
ITEM 2. APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS FOR THE COMPANY'S 1997 INCENTIVE PLAN, AS AMENDED
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
Change of Control Arrangements
Performance Graph
Compensation Committee Report on Executive Compensation
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
FINANCIAL AND OTHER INFORMATION
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
OTHER BUSINESS
STOCKHOLDER PROPOSALS

i

INFORMATION CONCERNING SOLICITATION AND VOTING

General

        The Board of Directors of The Timberland Company, a Delaware corporation ("Timberland" or the "Company"), is sending you the enclosed proxy in connection with its 2002 Annual Meeting of Stockholders (the "Annual Meeting") and any adjourned sessions of the Annual Meeting. The Annual Meeting will be held on Thursday, May 16, 2002, at 9:30 a.m., at the Company's headquarters located at 200 Domain Drive, Stratham, New Hampshire. The purposes of the Annual Meeting are:

  1.
  to fix the number of directors at ten for the coming year and to elect ten directors to hold office until their successors are duly elected and qualified;
  2.
  to approve the material terms of the performance goals for the Company's 1997 Incentive Plan, as amended; and
  3.
  to transact such other business as may properly come before the Annual Meeting and any adjournments of the Annual Meeting.

Voting Rights and Outstanding Shares

        You may vote at the Annual Meeting only if you are a stockholder of record as of the close of business on Wednesday, March 20, 2002. As of February 28, 2002, the following number of shares of the Company's Common Stock were outstanding:

Class of Common Stock	Number of Shares Outstanding
Class A Common Stock, $.01 par value ("Class A Common Stock")	29,984,128
Class B Common Stock, $.01 par value ("Class B Common Stock")	7,911,185

        The Company bears all costs of solicitation of proxies. The Company may solicit proxies personally or by telephone, mail or telegram. None of the Company's directors, officers or employees will be specially compensated for soliciting proxies. The Company expects to mail this Proxy Statement and the enclosed proxy to stockholders on or about March 28, 2002. Unless the Company has received instructions to the contrary, only one Annual Report or Proxy Statement, as applicable, is being delivered to multiple shareholders sharing an address. Upon written or oral request to the Secretary of the Company, by mail at 200 Domain Drive, Stratham, New Hampshire 03885 or by telephone at (603) 772-9500, the Company will promptly deliver a copy of the Annual Report or Proxy Statement to a shareholder if that shareholder shares an address with another shareholder to which a single copy of the applicable document was delivered. To receive a separate Annual Report or Proxy Statement, as applicable, in the future, contact the Secretary of the Company as described above. To request delivery of a single copy of an Annual Report or Proxy Statement for a household currently receiving multiple copies of Annual Reports or Proxy Statements, contact the Secretary of the Company as described above.

        To vote your shares at the Annual Meeting, you must properly sign, date and return the enclosed proxy. You may specify in the proxy how you want to vote your shares. If you sign and return your proxy but do not specify how to vote your shares, then your shares will be voted to fix the number of directors at ten, to elect all ten nominees and to approve the material terms of the performance goals for the Company's 1997 Incentive Plan, as amended.

        You may revoke your proxy at any time before the Annual Meeting by either:

  •
  attending the Annual Meeting and voting in person;
  •
  filing with the Secretary of the Company an instrument in writing revoking your proxy; or
  •
  delivering to the Secretary a newly executed proxy bearing a later date.

        If a nominee for director is unable to serve as a director, the persons appointed as proxy for the Annual Meeting may, in his, her or their discretion, vote for another person as director or vote to reduce the number of directors to less than ten, as the Board of Directors may recommend. The Company believes that all of the nominees will be available for election.

        The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any additional matters should properly come before the Annual Meeting, the persons appointed as proxy to vote on such matters intend to vote in accordance with his, her or their judgment.

Quorum

        A quorum of the Company's stockholders must be present, whether by proxy or in person, for the Annual Meeting to occur. Consistent with Delaware law and under the Company's By-Laws, a majority of the voting power of shares entitled to be cast on a particular matter constitutes a quorum.

        To determine the presence of a quorum, the following will count as shares present:

  •
  shares represented by proxies that withhold authority to vote for a nominee for director;
  •
  shares represented by proxies that indicate an abstention to vote for a nominee for director; or
  •
  a "broker non-vote" (shares held by your brokers or nominees as to which (i) you have not provided voting instructions and (ii) the broker or nominee does not have discretionary voting power).

Required Votes and Method of Tabulation

        You are entitled to one vote for each share of Class A Common Stock you hold and entitled to ten votes for each share of Class B Common Stock you hold. Holders of Class A Common Stock will vote separately as a class to elect nominees Robert M. Agate, John F. Brennan and Abraham Zaleznik. Holders of Class A Common Stock and holders of Class B Common Stock will vote together as a single class to elect nominees Sidney W. Swartz, Jeffrey B. Swartz, John E. Beard, Ian W. Diery, John A. Fitzsimmons, Virginia H. Kent and Bill Shore. Holders of Class A Common Stock and holders of Class B Common Stock will vote together as a single class with respect to the approval of the material terms of the performance goals for the Company's 1997 Incentive Plan, as amended, and on any other matter to be voted on at the Annual Meeting except as described above.

        The Company will appoint election inspectors who will count the votes cast by proxy or in person at the Annual Meeting. The ten nominees for election as directors who receive the greatest number of votes properly cast will be elected. Approval of the material terms of the performance goals for the Company's 1997 Incentive Plan, as amended, requires the affirmative vote of a majority of the votes properly cast at the Annual Meeting on such matter. Shares represented by proxies that indicate a "broker non-vote", however, will not constitute shares present and entitled to be cast at the Annual Meeting on the approval of the performance goals for the Company's 1997 Incentive Plan, as amended, and, thus, will have no effect on the outcome of such vote.

Independent Accountants

        Deloitte & Touche LLP will audit the consolidated financial statements of the Company for the year ending December 31, 2002 and will report the results of the audit to the Audit Committee of the Board of Directors. A representative of Deloitte & Touche LLP will be present at the Annual Meeting, and will have the opportunity to make a statement if he or she desires and to respond to appropriate questions.

  Audit Fees

        The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte & Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $843,728.

  Financial Information Systems Design and Implementation Fees

        The Company did not incur any fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

  All Other Fees

        The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2001 were $319,197. This amount includes fees billed for employee benefit plan audits, tax consultation and tax preparation. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

ITEM 1. ELECTION OF DIRECTORS

        The directors elected at each Annual Meeting serve for the following year and until their respective successors are duly elected and qualified. The Company's By-Laws specify that the Board of Directors or the stockholders may determine the number of directors of the Company. The stockholders or the Board of Directors may increase the number of directors fixed at the Annual Meeting and may fill any vacancy arising on the Board of Directors.

        The current Board of Directors consists of ten members. All current directors are nominees for director at the Annual Meeting, and were elected at the 2001 Annual Meeting of Stockholders.

Information with Respect to Nominees

        The names, ages, principal occupations during the past five years and certain other information with respect to the nominees for election are as follows:

Name and Year First Elected Director	Age	Principal Occupation During the Past Five Years and Directorships of Other Public Companies
Sidney W. Swartz (1978)	66	Sidney Swartz has been the Company's Chairman of the Board since June 1986. He also was the Company's Chief Executive Officer and President from June 1986 until June 1998.
Jeffrey B. Swartz (1990)	42	Jeffrey Swartz has been the Company's President and Chief Executive Officer since June 1998. Prior to this, Jeffrey Swartz was the Company's Chief Operating Officer from May 1991 and its Executive Vice President from March 1990. Jeffrey Swartz is the son of Sidney Swartz.
Robert M. Agate (1992)	66	Mr. Agate was the Senior Executive Vice President and Chief Financial Officer of Colgate-Palmolive Company from January 1992 until his retirement in July 1996. Mr. Agate is also a director of eXcelon Corporation and Allied Waste Industries, Inc.

John E. Beard (2000)	69	Mr. Beard has been a partner at the law firm of Ropes & Gray and he became of counsel in January, 2001, and was the Company's Secretary from 1987 to July, 2001. Mr. Beard has been practicing law at Ropes & Gray since 1957. Mr. Beard serves as a Trustee of Century Shares Trust and as a Trustee of the Century Capital Management Trust.
John F. Brennan (1987)	69	Mr. Brennan served as the Dean of the Sawyer School of Management of Suffolk University from August 1991 to July 21, 2001. He continues to serve as Professor of Management, Dean Emeritus at Suffolk University. Mr. Brennan is also a director of Aerovox Incorporated, Data Storage Corporation and Litecontrol Corporation.
Ian W. Diery (1996)	52	Mr. Diery has been the President and Chief Executive Officer of Electronic Scrip, Inc. since November 1997. From September 1996 until joining Electronic Scrip, Mr. Diery was a self-employed consultant. From November 1995 to August 1996, Mr. Diery was the President and Chief Executive Officer and a Director of AST Research, Inc. From October 1989 to April 1995, Mr. Diery served at Apple Computer in a variety of positions, most recently as Executive Vice President and General Manager of the Personal Computer Division.
John A. Fitzsimmons (1996)	59	Mr. Fitzsimmons was the Senior Vice President—Consumer Electronics of Circuit City Stores, Inc. from January 1987 until his retirement in June 2000.
Virginia H. Kent (1999)	47	Ms. Kent has been the President and Chief Executive Officer of Reflect.com since December 1999. Prior to this, Ms. Kent served at Hasbro Corporation in a variety of positions, most recently as President—U.S. Toy Group; President—Global Brands and Product Development from July 1997 to March 1999; and General Manager—Girls/Boys/Nerf from 1994 to July 1997.
Bill Shore (2001)	47	Mr. Shore founded Share Our Strength in 1984 and is currently President. Mr. Shore is also Chairman of Community Wealth Ventures, Inc., a for-profit subsidiary of Share Our Strength.
Abraham Zaleznik (1987)	78	Dr. Zaleznik is a Professor Emeritus of Harvard University and has been a self-employed consultant since 1990.

Committees of the Board of Directors

        The Board of Directors has a Compensation Committee, an Audit Committee, and a Governance and Nominating Committee. The members of the three committees are independent directors.

        During 2001, the Board of Directors and its committees held the following number of meetings:

2001 Meetings
Board of Directors	7
Compensation Committee	4
Audit Committee	4
Governance and Nominating Committee	3

        All directors attended more than 75% of the total number of meetings held in 2001 of the Board of Directors and the committees of the Board on which he or she served.

The Compensation Committee.

        The members of the Compensation Committee are Dr. Zaleznik, Chairman, Mr. Fitzsimmons, Ms. Kent and Mr. Shore. The Compensation Committee's responsibilities include, but are not limited to:

  •
  determining and presenting to the Board of Directors for its ratification the compensation of the Chairman and the Chief Executive Officer;
  •
  determining the compensation of the executive officers who report directly to the Chief Executive Officer;
  •
  reviewing the compensation determined by management for all other executive officers of the Company; and
  •
  supervising the administration of the Company's 1997 Incentive Plan and other non-stock based benefit plans.

The Governance and Nominating Committee.

        The members of the Governance and Nominating Committee are Mr. Beard, Chairman, Mr. Agate and Mr. Shore. The functions of the Governance and Nominating Committee include, but are not limited to:

  •
  reviewing the organization, role and structure of the Board of Directors including the nature and extent of delegation of responsibilities to committees of the Board and reviewing directors' compensation;
  •
  making recommendations to the full Board with respect to membership on committees and chairmanship of committees;
  •
  recommending to the Board guidelines and criteria for Board membership and identifying and reviewing candidates for election to the Board and making recommendations relative to their election as directors;
  •
  periodically evaluating the composition of the Board and the effectiveness of the Board's service to the Company;
  •
  recommending to the Board policies relating to the conduct of Board affairs; and
  •
  communicating with management to ensure that materials and information provided to the Board are appropriate to enable the Board to fulfill its responsibilities.

        The Governance and Nominating Committee will consider nominations to the Board of Directors from shareholders provided the shareholder notifies the Secretary of the Company in writing with the nominee's name, address and the reasons for such nomination by February 11, 2003 in connection with the Company's 2003 Annual Meeting of Stockholders.

The Audit Committee.

        Mr. Agate, Chairman, Mr. Brennan, Mr. Diery and Mr. Beard are the members of the Company's Audit Committee. All of the members of the Company's Audit Committee are independent (as independence is defined in the New York Stock Exchange's listing standards). The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which was appended to the Proxy Statement filed with the Securities and Exchange Commission by the Company on March 28, 2001. The functions of the Audit Committee include, but are not limited to:

  •
  recommending to the Board of Directors the appointment of the Company's independent accountants and reviewing and approving arrangements and fees for audit services;
  •
  reviewing the independence of the accountants;
  •
  meeting with the Company's management and the accountants to review the Company's financial statements; and
  •
  oversight of the Company's internal accounting and financial controls.

The Audit Committee Report

        The Audit Committee has (1) reviewed and discussed the Company's audited consolidated financial statements for the fiscal year ended December 31, 2001 with the Company's management, (2) discussed with the Company's independent accountants, Deloitte & Touche LLP, the matters required to be discussed by Statement of Auditing Standard 61, as may be amended, (3) received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, as may be amended, and (4) discussed with Deloitte & Touche LLP their independence as the Company's independent accountants.

        In reliance on the review and discussions outlined above, the Audit Committee recommended to the Board of Directors and the Board of Directors recommended that the audited consolidated financial statements for the fiscal year ended December 31, 2001 be included in the Company's 2001 Annual Report to Shareholders which will be incorporated by reference into the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                      Audit Committee:

                      Robert M. Agate, Chairman
                      John F. Brennan
                      Ian W. Diery
                      John E. Beard

Directors' Compensation

        Directors who are also employees of the Company do not receive any compensation for serving as directors. Directors who are not employees of the Company receive the following fees for their service:

Fee	Amount
Annual retainer for director	$25,000
Each Board of Directors meeting attended	1,000
Annual retainer for committee chairperson	2,500
Each committee meeting attended	500

        Under the Company's 2001 Non-Employee Directors Stock Plan, directors who are not employees of the Company are automatically granted options to purchase a fixed number of shares of Class A Common Stock upon the occurrence of the following events:

Event	Number of Shares
Initial election as director	10,000
Each anniversary of initial grant	2,500

        These stock options have an exercise price equal to the fair market value on the date of grant and are exercisable at the rate of 25% of the total underlying shares on each of the first four anniversaries of the date of grant, for so long as the director remains a director of the Company. The options expire ten years from the date of grant or when the holder ceases to be a director of the Company, if earlier.

        During 2001, the Company granted the following stock options to its non-employee directors:

Director	Number of Shares	Date of Grant	Exercise Price
Robert M. Agate	2,500	November 13, 2001	$34.32
John E. Beard	2,500	September 14, 2001	$30.48
John F. Brennan	2,500	May 21, 2001	$48.45
Ian W. Diery	2,500	May 16, 2001	$48.76
John A. Fitzsimmons	2,500	May 16, 2001	$48.76
Virginia H. Kent	2,500	May 21, 2001	$48.45
Bill Shore	10,000	March 1, 2001	$57.00
Abraham Zaleznik	2,500	May 21, 2001	$48.45

        See the section of this Proxy Statement entitled "Security Ownership of Certain Beneficial Owners and Management" for information as to ownership of Company securities by nominees for director.

ITEM 2. APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS FOR THE 1997 INCENTIVE PLAN, AS AMENDED

        Section 162(m) of the Internal Revenue Code imposes a limit of $1.0 million on the deduction that a public corporation may claim for compensation in any year to its Chief Executive Officer or any of the other four most highly compensated named executive officers serving at the end of the year. Section 162(m) exempts from this limitation performance-based compensation that is awarded pursuant to a plan the material terms of which have been approved by shareholders. To qualify as the basis for exempt awards, once approved, the material terms of a plan's performance goals for awards other than stock options and stock appreciation rights must be reapproved by the shareholders at least once every five years.

        The material terms of the performance goals applicable to performance awards, other than stock options and stock appreciation rights ("SARs"), under the 1997 Incentive Plan, as amended, (the "1997 Plan") were approved by shareholders in 1997. Under the 1997 Plan, eligibility for awards is limited to key employees, directors and other individuals or entities providing services to the Company or its affiliates who are, in the opinion of the Compensation Committee, in a position to make a significant contribution to the success of the Company and its affiliates. Under the 1997 Plan, no more than $3.0 million may be paid to any individual with respect to any cash performance award, and in the case of other performance awards, other than stock options or SARs, the maximum award opportunity is one million shares or their equivalent value in cash. In applying the $3.0 million limit applicable to cash performance awards, multiple cash performance awards to the same individual determined by reference to performance periods of one year or less are aggregated and subject to a single limit; similarly, cash performance awards to the same individual that are determined by reference to longer periods ending in the same fiscal year of the Company are aggregated and subject to a single limit. In addition, performance awards that are intended to qualify as exempt awards for purposes of Section 162(m) must be based on attainment of performance goals established by the Compensation Committee based on any one or more of the following performance goals (determined on a consolidated, divisional, subsidiary, line of business or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; gross margin; inventory level or turns; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; or other objective operating contributions; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; or other transactions that involve a change in the equity ownership of the Company.

        Performance based awards under the 1997 Plan are an important part of our compensation program. In order for awards under the 1997 Plan to some of our executive officers to continue to be made on an exempt basis as described above, we need your approval of the material terms of the performance goals described above.

        The Board of Directors recommends a vote FOR approval of Item 2. Approval requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table lists the compensation awarded to, earned by or paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who served as such at December 31, 2001 (the "Named Executive Officers"), for the fiscal years ended December 31, 2001, 2000 and 1999.

		Annual Compensation			Long Term Compensation
Other Annual Compen- sation(1) ($) (e)
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)		Restricted Stock Awards(2),(3) ($) (f)	Securities Underlying Options(4) (#) (g)	All Other Compen- sation(5) ($) (i)
Sidney W. Swartz(6) Chairman	2001 2000 1999	522,886 632,216 604,994	0 1,000,000 873,442	200,538 116,609 134,164	— — —	— — —	5,935 6,617 6,296
Jeffrey B. Swartz(7) President and Chief Executive Officer	2001 2000 1999	650,000 610,001 574,990	229,400 1,000,000 830,131	141,540 187,572 86,055	— — —	60,000 184,000 240,000	6,660 6,564 6,221
Kenneth P. Pucker(8) Executive Vice President and Chief Operating Officer	2001 2000 1999	424,997 400,010 344,624	149,993 691,680 577,482	690,892 136,473 —	— — 3,230,000	40,000 — 208,000	5,630 6,060 5,673
Carden N. Welsh(9) Senior Vice President— International	2001 2000 1999	301,600 290,004 250,000	85,153 417,890 273,429	— — —	— — 475,000	22,500 60,000 50,000	5,476 5,796 5,418
Brian P. McKeon(10) Senior Vice President— Finance & Administration, Chief Financial Officer	2001 2000 1999	286,000 216,829 —	80,749 360,250 —	— 171,116 —	— — —	20,000 85,000 —	5,615 2,399 —

(1)
This column includes the aggregate incremental cost to the Company of providing various perquisites and personal benefits in excess of reporting thresholds, including: for personal income tax services in 2001 and 1999: Sidney Swartz, $65,364 and $34,232, and Jeffrey Swartz, $35,528 and $20,708, respectively; for use of the Company plane: Sidney Swartz, $73,982, $41,361, and $59,119 for 2001, 2000, and 1999, respectively, and Jeffrey Swartz, $89,275, $158,914 and $55,097 for 2001, 2000 and 1999, respectively; and for a leased car: Sidney Swartz, $58,911, $52,128 and $40,813 in 2001, 2000 and 1999, respectively. For Mr. Pucker, in 2001 it includes $281,343 paid by the Company for income taxes owed on $325,000, which is the amount of principal on a loan by the Company to Mr. Pucker forgiven in 2001. For Mr. Pucker in 2001 and 2000, it includes $78,549 and $130,473 respectively, which is comprised of reimbursement for income taxes payable on imputed income associated with the loan from the Company to Mr. Pucker. For additional information, see "Certain Relationships and Related Transactions". For Mr. McKeon, it includes relocation expenses of $166,385 paid during 2000, including payments for income taxes owed for such reimbursement.

(2)
This column shows the market value of restricted stock awards on the date of grant. The Board of Directors in 1999 approved the award of 136,000 shares to Mr. Pucker and 20,000 shares to Mr. Welsh. The aggregate holdings and market value of restricted stock held on December 31, 2001 and December 31, 2000 was: Mr. Pucker, 81,608 shares/$3,026,025 and 108,800 shares/$7,276,000 respectively, and Mr. Welsh, 12,000 shares/$444,960 and 16,000 shares/$1,070,000 respectively. Under their respective Restricted Stock Award Agreements, Mr. Pucker and Mr. Welsh have the same voting and dividend rights on such shares as all other shares of Class A Common Stock. The restrictions on these shares lapse in equal installments on each of the first five anniversaries of the date of grant, except that with respect to Mr. Pucker's shares, the restrictions began to lapse at an accelerated rate after the first anniversary of the date of grant in equal installments on each of the next forty-eight monthly anniversaries of the date of grant.

(3)
Where applicable, the number of shares granted under stock options and restricted stock awards were doubled to reflect the Company's 2-for-1 stock split on July 17, 2000.

(4)
Where applicable, the number of shares granted under stock options and restricted stock awards were doubled to reflect the Company's 2-for-1 stock split on July 17, 2000.

(5)
The Company paid group term life insurance premiums and made contributions to the Company's 401(k) Plan, as follows:

	Group Term Life Insurance Premiums
				Contributions to 401(k) Plan
Name
	2001	2000	1999	2001	2000	1999
Sidney W. Swartz	$835	$1,517	$1,496	$5,100	$5,100	$4,800
Jeffrey B. Swartz	1,560	1,464	1,421	5,100	5,100	4,800
Kenneth P. Pucker	1,020	960	873	4,610	5,100	4,800
Carden N. Welsh	724	696	618	4,752	5,100	4,800
Brian P. McKeon	515	495	—	5,100	1,904	—
(6)
Sidney Swartz was also the Company's President and Chief Executive Officer until June 1998. Reference is made to the information contained under the caption "Certain Relationships and Related Transactions" in this Proxy Statement for certain benefits payable upon the death of Sidney Swartz.

(7)
Jeffrey Swartz was the Company's Executive Vice President and Chief Operating Officer until June 1998.

(8)
Mr. Pucker was the Company's Senior Vice President and General Manager—Footwear until September 1999.

(9)
Mr. Welsh was the Company's Treasurer until May 1998.

(10)
Mr. McKeon joined the Company in March 2000.

Option Grants in Last Fiscal Year

        The following table sets forth information regarding grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2001.

Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
		Percent of Total Options Granted to Employees in Fiscal Year (%) (c)
	Number of Securities Underlying Options Granted (#) (b)
			Exercise or Base Price ($) (d)
Name (a)				Expiration Date (e)	5% ($) (f)	10% ($) (g)
Sidney W. Swartz	—	—	—	—	—	—
Jeffrey B. Swartz	60,000	8.4	57.00	3/01/11	2,151,000	5,450,400
Kenneth P. Pucker	40,000	5.6	57.00	3/01/11	1,434,000	3,633,600
Carden N. Welsh	22,500	3.2	57.00	3/01/11	806,625	2,043,900
Brian P. McKeon	20,000	2.8	57.00	3/01/11	717,000	1,816,800

(1)
Based on the exercise price on the date of grant and annual appreciation of such price through the expiration date of such options at an annualized rate of 5% and 10%. The actual value, if any, that an optionee may realize upon exercise will depend on the excess of the market price for the Class A Common Stock over the option exercise price on the date the option is exercised. There is no assurance that the actual value realized by an optionee upon the exercise of an option will be at or near the value estimated above.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth information for each of the Named Executive Officers as to the total number of exercised and unexercised stock options held at December 31, 2001 and the value of unexercised "in-the-money" stock options held at December 31, 2001.

Name (a)	Shares Acquired on Exercise (#) (b)	Value Realized ($) (c)	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable (#) (d)	Value of Unexercised "In-the-Money" Options at Fiscal Year-End(1) Exercisable/Unexercisable ($) (e)
Sidney W. Swartz	—	—	—	—
Jeffrey B. Swartz	50,000	2,892,867	661,104 / 368,000	16,434,343 / 5,557,075
Kenneth P. Pucker	31,500	1,151,229	117,000 / 194,000	2,125,602 / 2,590,438
Carden N. Welsh	69,832	1,867,031	60,000 / 104,500	1,095,422 / 1,401,527
Brian P. McKeon	—	—	21,250 / 83,750	56,466 / 169,397

(1)
Stock options are "in-the-money" if the fair market value of the Class A Common Stock exceeds the exercise price of the stock option. The amounts shown in column (e) represent the difference between the closing price of the Company's Class A Common Stock on December 31, 2001 ($37.08) and the exercise price of those options which are "in-the-money" on that date, multiplied by the applicable number of underlying securities.

Change of Control Arrangements

        The Company has entered into change of control severance agreements with Jeffrey B. Swartz, Brian P. McKeon, Kenneth P. Pucker and Carden N. Welsh ("Covered Officers") pursuant to approval from the Board of Directors. In the event (i) Sidney W. Swartz, Jeffrey B. Swartz, the lineal descendants of Jeffrey B. Swartz, the Sidney W. Swartz 1982 Family Trust and any other trust or foundation controlled by Sidney W. Swartz and/or Jeffrey Swartz (collectively the "Swartz Family") cease to hold the voting power to elect a majority of the members of the Board of Directors, or all or substantially all of the Company's assets are transferred to an unrelated third party, or the Company is liquidated (each a "Change of Control") and (ii) the employment of a Covered Officer is terminated within 24 months following a Change of Control other than for cause or due to a change in responsibilities, reduction in compensation or other benefits, relocation or certain other adverse events, then the Covered Officer would be entitled to a lump sum payment of two times the sum of (i) the Covered Officer's annual base salary and (ii) the average of the annual bonuses earned by the Covered Officer for the previous three full fiscal years, plus 24 months of benefits following the date of termination of employment. In addition, a Covered Officer may terminate his or her employment voluntarily during the 13th full calendar month following a Change of Control and, under certain conditions, the Company will pay one-half of the amount specified above and provide 12 months of benefits. In the event of a Change of Control, options become immediately exercisable. Payments or benefits paid pursuant to a Change of Control severance agreement that are subjected to certain taxes will, under certain circumstances, be reimbursed by the Company.

Performance Graph

        The following graph shows the five-year cumulative total return of Class A Common Stock as compared with the Standard & Poor's 500 Stock Index and the weighted average of the Standard & Poor's Shoe Index and the Standard & Poor's Textile and Apparel Manufacturers Index. The total return for the Company is weighted in proportion to the percent of the Company's revenue derived from sales of footwear and from apparel and accessories (excluding royalties on products sold by licensees), respectively, for each year.

	1996(1)	1997	1998	1999	2000	2001
Timberland	100.00	152.79	119.90	278.29	703.95	390.32
S&P 500 Index	100.00	133.36	171.48	207.56	188.66	166.24
Weighted Average of S&P Shoe Index and S&P Textile and Apparel Manufacturers Index	100.00	77.36	72.28	76.43	91.99	95.41

(1)
Indexed to December 31, 1996.

Compensation Committee Report on Executive Compensation

General.

        The Compensation Committee consists of Dr. Zaleznik, Chairman, Mr. Fitzsimmons, Ms. Kent and Mr. Shore. The Compensation Committee's responsibilities are discussed above under the heading "Committees of the Board of Directors."

        The Compensation Committee attempts to set annual salary levels for the Company's executive officers, including the Chief Executive Officer, at the competitive mid-point of the salaries of executives in comparable positions at similar companies. The Compensation Committee attempts to set annual bonuses and long-term incentives at levels that, when combined with annual salaries and assuming that actual performance is equal to the established performance goals, will approximate the seventy-fifth percentile of the average total compensation of executives in comparable positions at similar companies. The Compensation Committee's decisions concerning compensation are also made in light of each executive officer's level of responsibility, performance and other compensation awards. The Compensation Committee uses survey data provided by independent compensation consulting and executive recruiting firms engaged by the Company.

The Short-Term Incentive Plan for Managerial Employees.

        Cash bonuses are payable under the Company's Short-Term Incentive Plan for Managerial Employees ("STIP") pursuant to the Company's 1997 Incentive Plan approved by the Company's stockholders in May 1997 and amended by the stockholders in May 2001, and are intended to qualify as performance-based awards. Pursuant to the STIP, the Compensation Committee annually reviews management's financial performance goals for the Company, job performance goals for STIP participants and target bonus awards for such participants, expressed as a percentage of such participants' salaries. Annual STIP bonuses are awarded according to a formula based upon the achievement, in whole or in part, of these Company and individual performance goals.

        STIP participants who have job responsibilities within the Company's business units (as opposed to its corporate functions) are also evaluated on the business units' achievement of some or all of the following target measurements: revenue, operating contribution, gross margin rate and cash flow. The annual STIP bonuses for higher-level executives are more heavily influenced by Company performance than are those for lower-level executives. The amount of annual bonus awards under the STIP may exceed 100% of the target bonus awards established if actual Company performance exceeds targeted goals.

        For 2001, the Compensation Committee approved STIP target bonus awards for the Chief Executive Officer and the other Named Executive Officers that were based entirely on the Company's achievement of revenue, earnings per share, and cash flow targets. The target bonus award of the Chief Executive Officer was set at 100% of base salary for full achievement of revenue, earnings per share and cash flow targets. The independent members of the Board of Directors ratified the 2001 bonus award for Jeffrey Swartz.

Long-Term Incentives.

        Stock Options.    Long-term incentive compensation is principally in the form of stock options. The Compensation Committee believes that stock options are an appropriate means to compensate the Company's officers and employees in a manner that encourages them to identify with the long-term interests of the Company's stockholders. Stock options are granted on the basis of competitive levels of stock options granted to employees, including the Chief Executive Officer, with comparable positions at similar companies. Sidney Swartz has never been granted a stock option because he has a sizable equity position in the Company.

        The Company grants stock options to certain employees at the time of hire and at the time of promotion, based on their levels of responsibility. In addition, the Company may make stock option grants to certain employees based on their individual performance. Stock options become exercisable at such times as the Compensation Committee prescribes. All stock options granted in 2001 have an exercise price equal to the fair market value on the date of grant and are exercisable at the rate of 25% of the total underlying shares on each of the first four anniversaries of the date of grant. These stock options expire ten years from the date of grant or when the holder ceases to be an employee, if earlier.

Section 162(m) Considerations.

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for compensation over $1.0 million paid to any of the company's Chief Executive Officer and four other highest paid executive officers. However, eligible performance-based compensation awards are not subject to the deduction limits if certain requirements are satisfied. The Compensation Committee will take the limitations of Section 162(m) into account in determining awards to executive officers and, in appropriate circumstances, may limit awards or design them to come within the performance-based compensation exception.

COMPENSATION COMMITTEE
Abraham Zaleznik, Chairman John A. Fitzsimmons Virginia H. Kent Bill Shore

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table presents the number of shares of Class A Common Stock and Class B Common Stock beneficially owned by (i) persons known to the Company to be beneficial owners of 5% or more of the outstanding shares of either Class A Common Stock or Class B Common Stock, (ii) each director, nominee for director and Named Executive Officer, and (iii) all directors and executive officers as a group, as of the close of business on February 12, 2002:

	Shares Owned Beneficially
	Class A			Class B
Name and Address of Beneficial Owner(1)
	Number(2)		Percent(3)	Number		Percent(3)
Judith H. Swartz and John E. Beard, as Trustees of The Sidney W. Swartz 1982 Family Trust	9,878,398		32.6	—		—
Jeffrey B. Swartz	907,962	(4)	3.0	123,932	(4)	1.6
Sidney W. Swartz	12,000		*	7,716,249		97.5
Kenneth P. Pucker	272,005		*	—		—
Carden N. Welsh	101,126		*	—		—
Robert M. Agate	66,675		*	—		—
John F. Brennan	46,000		*	—		—
John A. Fitzsimmons	32,500		*	—		—
Brian P. McKeon	26,250		*	—		—
Ian W. Diery	17,500		*	—		—
Abraham Zaleznik	17,200		*	—		—
Virginia H. Kent	11,250		*	—		—
John E. Beard	10,500		*	—		—
Bill Shore	2,500		*	—		—
All directors and executive officers as a group (16 persons)	1,608,052		5.1	7,840,181		99.1

*
—Does not exceed 1% of the class.

(1)
Address, unless otherwise noted: c/o The Timberland Company, 200 Domain Drive, Stratham, NH 03885.

(2)
Amounts include shares issuable upon the exercise of stock options which are either currently exercisable or will become exercisable on or before April 13, 2002, as follows: Mr. Agate, 51,875; Mr. Beard, 2,500; Mr. Brennan, 22,500; Mr. Diery, 17,500; Mr. Fitzsimmons, 32,500; Ms. Kent, 11,250; Mr. McKeon, 26,250; Mr. Pucker, 157,500; Mr. Shore, 2,500; Mr. Jeffrey Swartz, 832,104; Mr. Welsh, 75,125; Dr. Zaleznik, 5,000; and all executive officers and directors as a group, 1,307,204. Amounts also include shares awarded in 1999 pursuant to Restricted Stock Awards as follows: Mr. Pucker, 81,608; and Mr. Welsh, 12,000.

(3)
Percentages are calculated on the basis of the amount of outstanding shares of common stock of such class plus, for each person or group, any shares such person or group has the right to acquire on or prior to April 13, 2002.

(4)
Amount includes 15,600 shares of Class A Common Stock, 91,742 shares of Class B Common Stock held by Mr. Jeffrey Swartz as custodian for minor children, and 43,602 shares of Class A Common Stock held by Mr. Swartz's spouse.

        Sidney Swartz, his children and grandchildren beneficially own all of the Class B Common Stock. As of February 12, 2002, Sidney Swartz and The Sidney W. Swartz 1982 Family Trust, a trust for the benefit of his family (the "Family Trust"), held, in the aggregate, approximately 79.6% of the combined voting power of the Company's capital stock, and the Family Trust held approximately 32.6% of the

Class A Common Stock. By virtue of this stock ownership, Sidney Swartz may be deemed to be a "control person" of the Company within the meaning of the rules and regulations under the Securities Act of 1933, as amended, and the Family Trust influences the election of Mr. Agate, Mr. Brennan and Dr. Zaleznik. Jeffrey Swartz, the Company's President and Chief Executive Officer, is one of the beneficiaries of the Family Trust.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        If Sidney Swartz should die while he is an employee of the Company, the Company will pay to his wife for the three years following his death (or, if earlier, until her death) a monthly amount equal to Mr. Swartz's monthly salary at the time of his death.

        Jeffrey Swartz, the Company's President and Chief Executive Officer, is the son of Sidney Swartz.

        John E. Beard, a member of the Company's Board of Directors and formerly the Company's Secretary, was a partner in the law firm of Ropes & Gray, which provides legal services to the Company. Mr. Beard became of counsel at Ropes & Gray in January, 2001.

        The Company loaned $250,000 in 1999 to Community Wealth Ventures, Inc. of which Bill Shore, a member of the Company's Board of Directors, serves as Chairman. The loan has a term of four years and bears interest at 8% per annum. As of December 31, 2001, $175,000 of the loan remained outstanding.

        The Company loaned approximately $1.1 million to Kenneth P. Pucker in 2000, an amount equal to the taxes payable as a result of his election under Section 83(b) of the Internal Revenue Code with respect to his restricted stock award in 1999. On March 1, 2001, the Board of Directors forgave $325,000 of the loan and reimbursed Mr. Pucker $281,343 for income taxes related to such forgiveness, and authorized the Chief Executive Officer to forgive such additional loan amounts in the future, if any, as he deems appropriate in his sole discretion. As of February 12, 2002, $785,275 of the loan remained outstanding. The loan has a term of five years and bears interest at the mid-term Applicable Federal Rate. When Mr. Pucker sells any shares under the restricted stock award prior to the maturity of the loan, he is required to use a portion of the proceeds from such sale to prepay the remaining principal balance of the loan. The Company has agreed to reimburse Mr. Pucker for income taxes payable on imputed income associated with this loan, and in 2001 the Company reimbursed $78,549.

FINANCIAL AND OTHER INFORMATION

        The Company mailed its 2001 Annual Report to its stockholders on or about March 28, 2002. The 2001 Annual Report includes audited financial statements, and other business information and is incorporated herein by reference.

        To obtain a free copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed by the Company with the Securities and Exchange Commission, contact the Investor Relations Department, The Timberland Company, 200 Domain Drive, Stratham, New Hampshire 03885 (telephone: (603) 773-1212).

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

        The securities laws of the United States require the Company's directors, its executive officers and any persons holding more than 10% of the Class A Common Stock to report their ownership of Class A Common Stock and any changes in that ownership to the Securities and Exchange Commission. All such persons satisfied these filing requirements during and with respect to fiscal year 2001. In making this disclosure, the Company has relied solely on written representations of its directors, its executive officers and persons who previously held more than 10% of the Class A

Common Stock furnished to the Company, and copies of the reports that these persons have filed with the Securities and Exchange Commission.

OTHER BUSINESS

        The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any additional matters should properly come before the Annual Meeting, the persons appointed as proxies in the enclosed proxy intend to vote such proxy in accordance with their judgment on any such matters.

STOCKHOLDER PROPOSALS

        Proposals which stockholders intend to present at the 2003 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than February 11, 2003 to be presented at that Annual Meeting. Any proposal received after such date will be untimely and will not be considered at the 2003 Annual Meeting of Stockholders. To be eligible for inclusion in next year's Proxy Statement, the Secretary of the Company must receive stockholder proposals no later than November 28, 2002. In addition to these mailing requirements, stockholder proposals also must be in compliance with applicable Securities and Exchange Commission regulations.

PROXY

THE TIMBERLAND COMPANY

ANNUAL MEETING OF STOCKHOLDERS—MAY 16, 2002
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Sidney W. Swartz and Jeffrey B. Swartz, and each of them, as attorneys and proxies, with the power of substitution, to represent and vote at the Annual Meeting of Stockholders of The Timberland Company (the "Company") and at any adjournments thereof, all shares of the Company's Class A Common Stock which the undersigned could vote if present, in such manner as they, or either of them, may determine on any matters which may properly come before the meeting or any adjournments thereof and to vote on the matters set forth on the reverse side of this proxy as directed by the undersigned. The Annual Meeting will be held on Thursday, May 16, 2002, at 9:30 a.m., at the Company's headquarters, 200 Domain Drive, Stratham, New Hampshire 03885.

        A stockholder is entitled to one vote for each share of Class A Common Stock and ten votes for each share of Class B Common Stock held of record at the close of business on March 20, 2002. The holders of Class A Common Stock will vote separately as a class to elect three nominees for director, Robert M. Agate, John F. Brennan and Abraham Zaleznik, and the holders of Class A Common Stock and the holders of Class B Common Stock will vote together as a single class to elect seven nominees for director, Sidney W. Swartz, Jeffrey B. Swartz, John E. Beard, Ian W. Diery, John A. Fitzsimmons, Virginia H. Kent and Bill Shore.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO FIX THE NUMBER OF DIRECTORS AT TEN, TO ELECT ALL TEN NOMINEES, AND TO APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOALS FOR THE COMPANY'S 1997 INCENTIVE PLAN, AS AMENDED. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

SEE REVERSE		SEE REVERSE
SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SIDE

☒	Please mark votes as in this example.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES, AND FOR PROPOSAL 2.
1.	To fix the number of directors at ten for the coming year, subject to further action by the Board of Directors as provided in the Company's By-Laws, and to elect the following nominees:
NOMINEES:
(01) Sidney W. Swartz, (02) Jeffrey B. Swartz, (03) Robert M. Agate, (04) John E. Beard, (05) John F. Brennan, (06) Ian W. Diery, (07) John A. Fitzsimmons, (08) Virginia H. Kent, (09) Bill Shore and (10) Abraham Zaleznik.
FOR ALL NOMINEES		WITHHELD FROM ALL NOMINEES
☐ ☐		☐
For all nominees except as noted above
2.	To approve the material terms of the performance goals for the Company's 1997 Incentive Plan, as amended.	FOR ☐	AGAINST ☐	ABSTAIN ☐
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT		☐

Please sign here personally, exactly as your name is printed on your stock certificate. If the stock certificate is registered in more than one name, each joint owner or each fiduciary should sign personally. Only authorized officers should sign for a corporation.

Signature:	Date:
Signature:	Date: